UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2020
AppFolio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37468	26-0359894
(Commission File Number)	(IRS Employer Identification Number)
50 Castilian Drive
Santa Barbara, CA 93117
(Address of principal executive offices)
Registrant’s telephone number, including area code: (805) 364-6093
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	APPF	NASDAQ Global Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director
    On October 8, 2020, the Board of Directors (the "Board") of AppFolio, Inc. (the "Company") appointed Agnes Bundy Scanlan to serve on the Board as a Class I director effective November 1, 2020. Ms. Bundy Scanlan will serve as a member of the Board until the Company’s 2022 annual meeting of stockholders or until her successor is elected and qualified. There are no arrangements or understandings between Ms. Bundy Scanlan and any other persons pursuant to which she was elected to serve on the Board. There have been no transactions, and there are no currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Ms. Bundy Scanlan, or any member of her immediate family, had or will have a direct or indirect material interest since the beginning of the Company's last fiscal year. Ms. Bundy Scanlan has been appointed to the Audit and Risk and Compliance Oversight Committees.

Ms. Bundy Scanlan is the President of The Cambridge Group LLC, a strategy and risk management advisory firm. Prior to that, she was senior advisor for Treliant, where she counseled financial services firms on various challenges, including strategy, governance, regulatory, compliance, and risk management matters. From 2015 to 2017, she served as the Northeast Regional Director of Supervision Examinations for the Consumer Financial Protection Bureau. Previously, she also served as Chief Regulatory Officer, Chief Compliance Officer, Chief Privacy Officer, Regulatory Relations Executive, and Director of Corporate Community Development for, and as legal counsel to, a number of banks and financial services firms, and as legal counsel to the United States Senate Budget Committee. She currently serves on the Board of Directors of Truist Financial Corporation and NewTower Trust Company. Ms. Bundy Scanlan holds a JD degree from Georgetown University Law Center and several Bar memberships.

Agreements with New Director
    Ms. Bundy Scanlan will enter into the Company’s standard indemnification agreement in the form previously filed with the Securities and Exchange Commission (the "SEC"), which provides for indemnification and advancement of expenses to the fullest extent permitted by the General Corporation Law of the State of Delaware. In addition, Ms. Bundy Scanlan will be paid a cash retainer for her services on the Board in accordance with the Company’s Board approved non-employee director compensation policy, as described in the Company's definitive proxy statement on Schedule 14A filed with the SEC on April 6, 2020 (the "Proxy Statement"). Ms. Bundy Scanlan will also receive a restricted stock grant of the Company's Class A Common Stock with a fair market value of $250,000, which will vest according to the Company's standard non-employee director vesting schedule, as described in the Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2020	AppFolio, Inc.

By: /s/ Ida Kane
Name: Ida Kane
Title: Chief Financial Officer